CONSENT OF COUNSEL



                  We consent to the reference to our Firm under the heading "Counsel and Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 33 to the Registration Statement on Form N-1A of New York Daily Tax Free Income Fund, Inc. as filed with the Securities and Exchange Commission on or about August 25, 2005.





PAUL, HASTINGS, JANOFSKY & WALKER LLP



New York, New York
August 25, 2005



























NY55/477000.1